Calculation of Filing Fee Tables
F-1
Basel Medical Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units consisting of: (i) One Ordinary Shares; or One Pre-Funded Warrants to purchase one Ordinary Share each; and (ii) One Common Warrants to purchase One Ordinary Share	457(o)			$ 12,600,000.00	0.0001381	$ 1,740.06
Fees to be Paid	2	Equity	Common Warrants comprised in each Unit	Other			$ 13,860,000.00	0.0001381	$ 1,914.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,460,000.00		$ 3,654.13
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,654.13
Offering Note
[1]	Each Unit consists of one Ordinary Share (or, at the election of the purchaser, one Pre-Funded Warrant in lieu of one Ordinary Share) and one Common Warrant to purchase one Ordinary Share. No separate registration fee is payable for the Pre-Funded Warrants in accordance with Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act"). The Pre-Funded Warrants are each exercisable at an exercise price of $0.01 per Ordinary Share. The Pre-Funded Warrants are offered in lieu of Ordinary Shares as part of the Units at the same combined offering price per Unit minus $0.01. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional Ordinary Shares that may become issuable as a result of stock dividends, stock splits, or similar transactions.

[2]	The Common Warrants each have an exercise price equal to 110% of the Unit offer price, and a zero cash exercise option.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date